Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Janet L. Ziomek

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Reports First Quarter 2004 Financial Results

ORLANDO, Fla. – April 29, 2004– Rotech Healthcare Inc. (OTC: ROHI.PK) (the “Company”) today reported net revenues for the first quarter ended March 31, 2004, were $134.0 million, versus net revenues of $152.6 million for the same period last year. The Company reported net earnings of $9.0 million for the first quarter as compared to net earnings of $5.0 million in the first quarter of 2003. Diluted earnings per share was $.35 for the quarter ended March 31, 2004 as compared to $.19 for the quarter ended March 31, 2003.

The Company repaid $25 million in bank debt during the three months ended March 31, 2004.

Respiratory therapy equipment and services revenues represented 86.6% of total revenue for the first quarter, versus 82.7% for the first quarter of last year. Durable medical equipment (DME) revenues represented 12.4% of total revenue in the first quarter, versus 15.6% for the same period last year.

The Company views earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) as a commonly used analytic indicator within the health care industry, which serves as a measure of leverage capacity and debt service ability. These performance measures should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from this benchmark are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, the benchmarks as presented may not be comparable to other similarly titled measures of other companies. EBITDA was $45.0 million for the quarter ended March 31, 2004, versus $36.7 million for the quarter ended March 31, 2003.

Set forth below is a comparable reconciliation of the Company’s net earnings to EBITDA:

Comparable reconciliation of Net Earnings to EBITDA (Dollars in Thousands)

	Three Months Ended March 31,
	2003	2004
Net earnings	$4,997	$9,044
Income taxes	3,967	6,306
Interest expense	10,806	9,232
Depreciation & amortization	16,920	20,420

EBITDA	$36,690	$45,002

Philip L. Carter, President and Chief Executive Officer, commented that, “First quarter revenues were down compared to 2003 as a result of planned discontinuance of unprofitable contracts and business lines as well as a reduction in reimbursement for Medicare Part B drugs.” Mr. Carter added, “that the financial results represented a solid start to 2004 and prospects for quarterly growth through 2004 are good.”

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 500 operating centers, located principally in non-urban markets. Rotech’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid; the collectibility of the Company’s accounts receivable; changes in government regulation generally; compliance with various settlement agreements and corporate compliance programs established by the Company; the Company’s emergence from bankruptcy and its spin-off from its former parent company; compliance with confidentiality requirements with respect to patient information; and other factors. Rotech Healthcare Inc. does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Tables to Follow

Rotech Healthcare Inc.

Unaudited Condensed Consolidated Balance Sheets

(unaudited)

(Dollars in Thousands)

	December 31, 2003	March 31, 2004
Assets

Current assets:
Cash and cash equivalents	$20,980	$25,620
Accounts receivable, net	81,862	78,671
Other accounts receivable	892	1,189
Inventories	7,989	8,667
Other current assets	19,580	16,700

Total current assets	131,303	130,847

Property and equipment, net	150,752	142,492
Identifiable intangible assets, net	17,684	17,359
Other goodwill	11,256	11,256
Reorganization value in excess of value of identifiable assets - goodwill	668,347	668,347
Other assets	13,941	13,276

	$993,283	$983,577

Liabilities and Stockholders’ Equity

Current liabilities:
Accrued liabilities	$67,327	$73,466
Current portion of long term debt	692	439

Total current liabilities	68,019	73,905

Deferred tax liabilities	25,905	25,905
Priority tax claim	8,352	8,344
Long term debt, less current portion	367,308	342,561
Series A Convertible Redeemable Preferred Stock	6,101	6,220

Stockholders’ equity:

Common stock	3	3
Additional paid-in capital	495,881	495,881
Retained earnings	21,714	30,758

Total stockholders’ equity	517,598	526,642

	$993,283	$983,577

Rotech Healthcare Inc.

Unaudited Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in Thousands expect share and per share data)

	Three Months Ended March 31, 2003 (restated)	Three Months Ended March 31, 2004
Net revenues	$152,577	$134,011

Gross profit	117,148	101,292
Costs and expenses:
Provision for doubtful accounts	4,560	5,279
Selling, distribution and administrative	92,818	71,431

Total costs and expenses	97,378	76,710

Operating income	19,770	24,582
Interest expense, net	10,806	9,232

Earnings before income taxes	8,964	15,350
Federal and state income taxes	3,967	6,306

Net earnings	4,997	9,044
Accrued dividends on redeemable preferred stock	112	—

Net earnings available for common stockholders	$4,885	$9,044

Net earnings per common share – basic	$.20	$.36
Net earnings per common share – diluted	$.19	$.35
Weighted average shares outstanding – basic	24,999,998	25,042,029
Weighted average shares outstanding – diluted	25,199,998	25,718,109

Rotech Healthcare Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(unaudited)

(Dollars in Thousands)

	Three Months Ended March 31, 2003 (restated)	Three Months Ended March 31, 2004
Net earnings	$4,997	$9,044

Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for doubtful accounts	4,560	5,279
Depreciation and amortization	16,920	20,420
Deferred income taxes	(16)	—
Net change in operating assets and liabilities	2,911	6,202

Net cash provided by operating activities	29,372	40,945

Cash flows from investing activities:
Purchases of property and equipment	(15,038)	(11,962)
Business acquisitions	(8,681)	—
Decrease in other assets	7,864	665

Net cash used in investing activities	(15,855)	(11,297)

Cash flows from financing activities:
Payments of long term borrowings	(10,450)	(25,000)
Payments of priority tax claims	(293)	(8)

Net cash used in financing activities	(10,743)	(25,008)

Increase in cash and cash equivalents	2,774	4,640

Cash and cash equivalents, beginning of period	28,012	20,980

Cash and cash equivalents, end of period	$30,786	$25,620